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                                    EXHIBIT "A"


    INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

    (MINUTES OF SPECIAL MEETING OF THE BOARD OF DIRECTORS held August 7, 1998)

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